EXHIBIT 10.39
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                       ASSIGNMENT AND INDEMNITY AGREEMENT


     THIS ASSIGNMENT AND INDEMNITY AGREEMENT (this "Agreement") is made effective as of the 30th day of May, 2002, by and between PalWeb Corporation, an Oklahoma corporation (the "Company"), and Paul A. Kruger, an individual ("Kruger"), with reference to the following circumstances:

                                    RECITALS

     A. The Company owns 1,000 shares (the "Shares") of the common stock of PP Financial, Inc., an Oklahoma corporation ("PPF");

     B. PPF owns one hundred percent (100%) of the outstanding capital stock of Paceco Financial Services, Inc., an Oklahoma corporation ("Paceco");

     C. The Company wishes to transfer the Shares to Kruger, in return for Kruger's promise to indemnify the Company against any claims relating to PPF and Paceco, and in consideration of a loan being made by Kruger to the Company on favorable terms; and

     D. Kruger desires to acquire the Shares from the Company and agrees to be bound by the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Assignment. The Company hereby sells, assigns and transfers to Kruger all of its right, title and interest in and to the Shares.

     2. Acceptance. Kruger hereby accepts assignment of the Shares from the Company.

     3. Indemnity. As a material inducement to the Company to enter into this Agreement and to assign the Shares to him, Kruger hereby agrees to indemnify, defend and hold the Company and its directors, officers, employees, agents, advisors, shareholders and affiliates harmless from any and all claims or liabilities of any kind whatsoever arising, directly or indirectly, from or in connection with the Company's ownership of the Shares or the business and operations of PPF and/or Paceco, whether arising before or after the date of this Agreement, and Kruger shall pay to such indemnified parties promptly upon demand therefor the amount of any loss, liability, obligation, debt, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees) incurred by such indemnified persons in connection therewith.

     IN WITNESS WHEREOF, the parties have executed this Assignment and Indemnity Agreement as of the date first above written.


"COMPANY"                            PalWeb Corporation, an Oklahoma corporation


                                     By: /s/ Paul A. Kruger
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                                         Paul A. Kruger, President


"KRUGER"                                 /s/ Paul A. Kruger
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                                         Paul A. Kruger